Exhibit 10.2

FIRST AMENDMENT TO LOCK-UP AGREEMENT

This First Amendment To Lock-Up Agreement, dated as of December 19, 2023 (this “Amendment”), amends that certain Lock-Up Agreement dated as of October 13, 2022 (the “Lock-Up Agreement”), by and between (i) Innovative International Acquisition Corp., a Cayman Islands exempted company (the “SPAC,” and after the Domestication sometimes referred to as the “Domesticated SPAC”) and (ii) the undersigned (“Securityholder”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Lock-Up Agreement.

WHEREAS, on October 13, 2022, (i) the SPAC, (ii) Zoomcar, Inc., a Delaware corporation (the “Company”), (iii) Innovative International Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the SPAC (“Merger Sub”), and (iv) Greg Moran, in the capacity as the Seller Representative (as defined in the Merger Agreement), entered into that certain Agreement and Plan of Merger and Reorganization (as may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, (i) the SPAC will domesticate as a Delaware corporation in accordance with the applicable provisions of the Delaware General Corporation Law and the Cayman Islands Companies Act (as revised) (the “Domestication”) and (ii) immediately following the consummation of the Domestication, Merger Sub will merge with and into Zoomcar (the “Merger” and, together with the Domestication, the “Transactions”), with Zoomcar surviving the Merger;

WHEREAS, the Securityholder is a holder of the Company Securities in such amounts and classes or series as set forth underneath such Securityholder’s name on the signature page hereto;

WHEREAS, pursuant to the Merger Agreement, the parties entered into the Lock-Up Agreement, pursuant to which the Lock-up Shares (as defined therein) are subject to limitations on disposition as set forth therein;

WHEREAS, the SPAC and the Securityholder desire to amend the Lock-Up Agreement on the terms and conditions set forth below; and

WHEREAS, pursuant to Section 7 of the Lock-Up Agreement, the Lock-Up Agreement can be amended with the written consent of the Company and the Securityholder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1.             Amendment to Lock-Up Agreement.

(a)        Section 3 of the Lock-Up is hereby amended and restated to provide as follows:

“The Lock-up Period shall terminate upon the earlier of (i) twelve months after the Closing Date or (ii) subsequent to the Merger the date on which the Domesticated SPAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that results in all of the Domesticated SPAC’s stockholders having the right to exchange their shares of cash, securities or other property.”

2.             Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Lock-Up Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Lock-Up Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Lock-Up or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Lock-Up Agreement, as amended by this Amendment (or as the Lock-Up Agreement may be further amended or modified in accordance with the terms thereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Lock-Up Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SPAC:

INNOVATIVE INTERNATIONAL ACQUISITION CORP.

By:	/s/ Madan Menon
Name:	Madan Menon
Title:	Chief Operating Officer

{Additional Signature on the Following Page}

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SECURITYHOLDER:

ANANDA SMALL BUSINESS TRUST

By:	/s/ Mohan Ananda
Name:	Mohan Ananda
Title:	Authorized Officer of the Trustee, LVN Enterprises, Inc.

Number and Type of Security:

Company Common Stock:

Company Preferred Stock:

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